Advisers Investment Trust

4041 N. High Street, Suite 402

Columbus, Ohio 43214

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2013

The Board of Trustees of Advisers Investment Trust, an open-end management investment company organized as an Ohio business trust (the “Trust”), has called a special meeting of the shareholders of the Trust (the “Meeting”), to be held at the law offices of Thompson Hine LLP, 41 S. High Street, Suite 1700, Columbus, Ohio 43215 on May 22, 2013 at 10:00 a.m., Eastern Time, for the following purposes:

Proposals		Funds Voting	Recommendation of the Board of Trustees
1.	To elect Michael M. Van Buskirk, D’Ray Moore Rice, Steven R. Sutermeister, Peter B. Cherecwich and Dina A. Tantra to the Board of Trustees of the Trust.	the Fund	FOR

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	the Fund	FOR

Only shareholders of record at the close of business on March 26, 2013 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. The Notice of Meeting, Proxy Statement and accompanying form of proxy will first be mailed to shareholders on or about April 19, 2013.

By Order of the Board of Trustees

Dina A. Tantra, President

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You also may vote by telephone by following the instructions on the enclosed proxy card. Whether or not you plan to attend the meeting in person, please vote your shares; if you attend the meeting, you may revoke your proxy and vote your shares in person. For more information or assistance with voting, please call 800-591-8268.

Advisers Investment Trust

4041 N. High Street, Suite 402

Columbus, Ohio 43214

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2013

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of Advisers Investment Trust (the “Trust”) for use at the Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at the law offices of Thompson Hine LLP, 41 S. High Street, Suite 1700, Columbus, Ohio 43215 on May 22, 2013 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof. The Trust is soliciting proxies on behalf of the Independent Franchise Partners US Equity Fund (the “Fund”), a series of the Trust.

The Board called the Meeting for the following purposes:

Proposals		Funds Voting

1.	To elect five Trustees to the Board of Trustees of Advisers Investment Trust.	the Fund

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	the Fund

The Notice of Meeting, Proxy Statement and accompanying form of proxy will be mailed to shareholders on or about April 19, 2013.

The Meeting has been called by the Board of Trustees of the Trust for the election of five Trustees to the Board of Trustees. The Meeting also has been called for the transaction of such other business as may properly come before the Meeting or any adjournments thereof. Only shareholders of record at the close of business on March 26, 2013 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. The Fund is managed by Independent Franchise Partners, LLP (the “Adviser”), Level 5, 20 Balderton Street, London, W1K 6TL, United Kingdom.

Important Notice Regarding Internet Availability of Proxy Materials

This Proxy Statement is available at www.franchisepartners.com/funds. The Trust’s Proxy Statement and annual and semi-annual reports are available by calling 800-591-8268.

PROPOSAL 1

ELECTION OF TRUSTEES

In this proposal, shareholders of the Fund are being asked to elect Michael M. Van Buskirk, D’Ray Moore Rice, Steven R. Sutermeister, Peter B. Cherecwich, and Dina A. Tantra (each a “Nominee,” together the “Nominees”) to the Board of Trustees of the Trust. Each Nominee has agreed to serve on the Board of Trustees for an indefinite term.

Mr. Van Buskirk, Ms. Rice and Mr. Sutermeister are incumbent Trustees, having been elected to their positions by the initial shareholder on July 21, 2011. Ms. Tantra also is an incumbent trustee, having been appointed to that position by the Board on September 24, 2012. The Investment Company Act of 1940, as amended, (the “1940 Act”) requires a certain percentage of the Trustees to have been elected by shareholders before the Board can appoint any new Trustees. To facilitate future compliance with this requirement, the Board of Trustees now proposes to have shareholders elect Mr. Van Buskirk, Ms. Rice, Mr. Sutermeister and Ms. Tantra to their current positions.

Mr. Cherecwich was nominated for election to the Board by the Nominating and Governance Committee (the “Committee”) of the Board of Trustees. The Committee consists of the three incumbent Trustees, each of whom is not an “interested person” of the Trust as that term is defined in Section 2(a)(19) of the 1940 Act (referred to hereafter as “Independent Trustees”). An officer of the Trust recommended Mr. Cherecwich’s nomination to the Board of Trustees.

The Committee at a meeting held on March 12, 2013, recommended to the Board that Mr. Cherecwich be nominated to the Board of Trustees. The Board approved the nomination at a meeting held on March 12, 2013. If elected, Mr. Van Buskirk, Ms. Rice, and Mr. Sutermeister will be considered Independent Trustees. Even if shareholders do not elect Mr. Van Buskirk, Ms. Rice, Mr. Sutermeister and Ms. Tantra, they will continue to serve in their current capacities pursuant to their election or appointment to the Board. If elected, Mr. Cherecwich will assume office on or about June 11, 2013.

Information about the Nominees

Below is information about each Nominee and the attributes that qualify each to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee’s qualifications, but that the collective experiences of the Nominees makes each highly qualified.

The Board believes each Nominee possesses experiences, qualifications, and skills valuable to the Fund. Each Nominee has substantial business experience, effective leadership skills and an ability to critically review, evaluate and assess information.

New Trustee Nominee

The Board believes that Mr. Cherecwich is qualified to serve as a Trustee of the Trust because of his more than 25 years’ experience in the investment management industry and his extensive product and operational experience, including his years of service both at The Northern Trust Company (“Northern Trust”), as well as State Street Bank. The Trustees note that during the course of his career, Mr. Cherecwich has served as Executive Vice President and a member of the Operating Group at Northern Trust, as well as Chief Operating Officer for the Corporate & Institutional Services business unit. Prior to joining Northern Trust, Mr. Cherecwich served in various executive and lead operational roles at State Street Bank, including Division Head of Investment Operations Outsourcing and Head of the Product & Technology Solutions Division. The Board also noted that Mr. Cherecwich exhibits excellent communications skills, as well as an ability to work effectively with others. Finally, the Board determined that Mr. Cherecwich would bring a diversity of viewpoint, background and experience to the Board.

Additional information about Mr. Cherecwich is set forth in the following table:

Other
		Term of		Number of	Trusteeships
Name,		Office and	Principal	Funds in the	Held by the
Address[1]	Position(s)	Length of	Occupation(s)	Trust to be	Nominee for
and Year of	Held with	Time	During the Past 5	Overseen by	Trustee During
Birth	the Trust	Served	Years	Nominee	the Past 5 Years
Peter B. Cherecwich Year of Birth: 1964	Trustee	NA	Executive Vice President of The Northern Trust Company, 2008 to Present	1	1

Incumbent Independent Trustee Nominees

Michael M. Van Buskirk has nearly 40 years of experience in the financial services industry, including board experience and banking expertise. Mr. Van Buskirk is president and chief executive officer of the Ohio Bankers League, which provides the state’s commercial and savings banks with legislative and regulatory advocacy. In addition, he has been a consultant to both the Comptroller of the Currency and the U.S. Office of Technology Assessment on banking and consumer issues. Mr. Van Buskirk has served as chairman of a number of boards, including other mutual fund boards.

D’Ray Moore Rice has worked for a major service provider to investment managers and mutual funds for over 10 years, including serving as Senior Vice President for European Relationship Management. Ms. Rice’s experience also includes serving as an Independent Trustee for other mutual funds, as well as 10 years of experience in banking and financial services, including retail investment sales and sales management.

[1]	The mailing address of each officer, Trustee and Nominee is: c/o Advisers Investment Trust, 4041 N. High Street, Suite 402, Columbus, Ohio 43214.

Steven R. Sutermeister has over 35 years of experience in the financial services industry and is the founder of Vadar Capital, a firm that manages investments in private equity situations and provides investment consulting services. Mr. Sutermeister was previously with The Union Central Life Insurance Company where he served as Chief Investment Officer and was part of the leadership team that provided strategic direction to affiliated companies. Mr. Sutermeister has 25 years of board experience, including mutual funds broker-dealer and bank boards.

Incumbent Interested Trustee Nominee

Dina A. Tantra has over 18 years of legal and compliance experience in the financial services industry. Ms. Tantra currently serves as President of the Trust and over the past five years has served as Director and General Counsel for Beacon Hill Fund Services, Inc., a provider of compliance, finance and regulatory outsourcing services. Prior to joining Beacon Hill Fund Services, Inc., Ms. Tantra held various leadership positions at Nationwide Insurance in the legal, compliance and governance areas, where her focus included supporting the board of trustees of the Nationwide Funds. She also worked at American Century Investments and at BISYS Fund Services, Inc. before that. Ms. Tantra is a member of the Exam Writing Committee (Series 6/26) of the Financial Industry Regulatory Authority (“FINRA”).

The following table provides additional information regarding the incumbent trustees who are not “interested persons” of the Trust, as defined in the 1940 Act.

Name, Address[1] and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Trust to be Overseen by Trustee	Other Trusteeships Held by Trustee During the Past 5 Years
Michael M. Van Buskirk Year of Birth: 1947	Trustee	Indefinite/07/2011 to present	President and CEO of the Ohio Bankers League, 1991 to present;	1	2
			Independent Trustee, The
			Boston Trust & Walden
			Funds, 1992 to present;
			Independent Trustee,
			Coventry Funds Trust,
			1997 to present

D’Ray Moore Rice Year of Birth: 1959	Trustee	Indefinite/07/2011 to present	Independent Trustee, Diamond Hill Funds, 2007 to present	1	1

[1]	The mailing address of each Trustee is: c/o Advisers Investment Trust, 4041 N. High Street, Suite 402, Columbus, Ohio 43214.

Steven R. Sutermeister Year of Birth: 1954	Trustee	Indefinite/ 07/2011 to present	President, Vadar Capital LLC, 2008 to present; Senior Vice President and Chief Investment Officer,	1	2
Union Central Life
Insurance Company,
1999 to 2008; President
and Chief Investment
Officer, Summit
Investment Partners, 1998
to 2008; Chairman and
Director, Summit Mutual
Funds, 1999 to 2008;
President and Director,
Union Central Mortgage
Funding, 2002 to 2008;
Director, Carillon
Investments, Inc. 1999 to
2008; Director, First
Franklin Corp., 2009 to
2011

The following table provides information regarding each Trustee who is an “interested person” of the Trust, as defined in the 1940 Act and each officer of the Trust.

Name, Address and Year of Birth[1]	Position(s) Held with the Fund	Term of Office/ Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Dina A. Tantra Year of Birth: 1969	Trustee and President	Indefinite/ 9/2012 to present	Managing Director, Secretary and General Counsel, Beacon Hill	1	None
			Fund Services, Inc.,
			2008-present;
			Secretary, General
			Counsel and Chief
			Compliance Officer,
			BHIL Distributors,
			Inc., 2008-present;
			Executive Assistant to
			Chief Legal &
			Governance Officer,
			Nationwide Insurance,
			2006-2008

Barbara J. Nelligan Year of Birth: 1969	Vice President	Indefinite/ 12/11/2012 to present	Global Fund Services Product Management, The Northern Trust Company, 1991 to present	N/A	N/A

Troy A. Sheets Year of Birth: 1971	Treasurer	Indefinite/ 7/2011 to present	Director, Beacon Hill Fund Services, Inc. 2009 to present; Senior Vice President,	N/A	N/A
Citi Fund Services
Ohio, Inc. from 2002
to 2009

Eimile J. Moore Year of Birth: 1969	Secretary	Indefinite/ 9/2011 to present	Director, Business Management & Governance Services,	N/A	N/A
Beacon Hill Fund
Services, Inc.
September, 2011 to
present; Vice
President, JPMorgan
Distribution Services,
Inc. 2006-2011
Rodney L. Ruehle Year of Birth: 1968	Chief Compliance Officer	Indefinite/ 7/2011 to present	Director, Beacon Hill Fund Services, Inc. 2008 to present; Chief	N/A	N/A
Compliance Officer,
Asset Management
Funds, November 2009
to present; Chief
Compliance Officer of
Tributary Funds, Inc.,
December 2009 to
present; Vice
President, CCO
Services, Citi Fund
Services, Inc., 2004 to
2008
Trent M. Statczar Year of Birth: 1971	Assistant Treasurer	Indefinite/ July, 2011 to present	Director, Beacon Hill Fund Services 2008 to present; Senior Vice	N/A	N/A
President, Citi Fund
Services 2004-2008

Some of the Nominees who are incumbent trustees own shares of the Trust. The following table shows the dollar range of the shares beneficially owned by each Nominee as of December 31, 2012.

Aggregate Dollar Range of Equity Securities in All Registered
	Dollar Range of	Investment Companies Overseen or to be Overseen by
Name of Trustee	Equity Securities	Incumbent Trustee or Nominee in Family of Investment
or Nominee	in the Trust.[1]	Companies
Michael M. Van Buskirk	$1 – $10,000	$ 1 – $10,000
D’Ray Moore Rice	None	None
Steven R. Sutermeister	$1 – $10,000	$ 1 – $10,000
Dina A. Tantra	None	None

[1]	Ownership disclosure is made using the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000 and over $100,000.

7

Trustee Compensation

The following table sets forth information regarding compensation of Trustees by the Trust for the fiscal year ended September 30, 2012.

Name and Position	Aggregate Compensation from the Funds for Service to the Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation Paid to Trustees by the Funds for Service to Trust and Trust Complex
Michael M. Van Buskirk	$12,250	None	None	$12,250
D’Ray Moore Rice	$11,600	None	None	$11,600
Steven R. Sutermeister	$11,600	None	None	$11,600
Dina A. Tantra	None	None	None	None

Leadership Structure and Board of Trustees

The primary responsibility of the Board of Trustees is to represent the interests of the shareholders of the Trust and to provide oversight of the management of the Trust. Three of the Trustees on the Board, including the Chairman, are independent of and not affiliated with the Adviser or its affiliates. All Trustees serve the Fund and have delegated responsibility for day-to-day operations to various service providers whose activities they oversee. The Trustees also have engaged legal counsel (who is also legal counsel to the Trust) that is independent of the Adviser or its affiliates to advise them on matters relating to their responsibilities in connection with the Trust. Each Trustee is expected to attend all meetings of the Board in person. The Board met four times in person and one time telephonically in the last fiscal year. The Trustees meet separately in an executive session on a quarterly basis and meet separately in executive session with the Fund’s Chief Compliance Officer at least annually. On an annual basis, the Board conducts a self-assessment and evaluates its structure. The Board has determined that the leadership and committee structure is appropriate for the Trust and allows the Board to effectively and efficiently evaluate issues that impact the Trust as a whole, as well as issues that are unique to the Fund.

Board Oversight of Risk

The Fund is subject to a number of risks, including investment, compliance, operational and financial risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management with respect to the Fund resides with the Adviser or other service providers, subject to supervision by the Adviser and the Trust’s administrator. The Board oversees efforts by management and service providers to manage the risk to which the Fund may be exposed. For example, the Board meets with portfolio managers and receives regular reports regarding investment risk. The Board meets with the Chief Compliance Officer of the Trust and receives regular reports regarding compliance and regulatory risks. The Audit Committee meets with the Trust’s Treasurer and receives regular reports regarding Fund operations and risks related to the valuation, liquidity, and overall financial reporting of the Fund. From its review of these reports and discussions with management, the Board learns in detail about the material risks to which the Fund is exposed, enabling a dialogue about how management and service providers can mitigate those risks. Not all risks that may affect a Fund can be identified nor can controls be developed to eliminate or mitigate their occurrence or effects. It may not be practical or cost effective to eliminate or mitigate certain risks, the processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund or the Adviser, its affiliates, or other service providers. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve a Fund’s goals. As a result of the foregoing and other factors, a Fund’s ability to manage risk is subject to substantial limitations. The Trustees believe that their current oversight approach is an appropriate way to manage risks facing the Fund, whether investment, compliance, financial, or otherwise. At any time the Trustees may, at their discretion, change the manner in which they conduct risk oversight of the Fund.

Board Committees

The Board has two standing committees: an Audit Committee and a Nominating and Governance Committee. All Independent Trustees are members of these Committees.

The Audit Committee’s function is to oversee the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; to oversee the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and to act as a liaison between the Trust’s independent registered public accounting firm and the full Board of Trustees. The Audit Committee held one regularly scheduled meeting during the fiscal year ended September 30, 2012. The Board has designated Mr. Sutermeister an “Audit Committee financial expert.”

Pursuant to its charter, the Nominating and Governance Committee reviews the qualifications of potential Trustee candidates and makes recommendations to the full Board. In the evaluation process, the Committee and the Board take into account a variety of factors, including senior-level business, management or regulatory experience; character and integrity; financial literacy or other professional or business experience relevant to an understanding of the Trust and its business and diversity of viewpoints, backgrounds, experiences and other demographics. Age, gender, race and national origin are relevant, but not determining, factors considered by the Committee. The Nominating and Governance Committee also considers the current composition of the Board and the interplay of a candidate’s individual experiences, lifestyle, education, skills, economic circumstances, background and other qualities and attributes with those of the other Board members. The Trust accepts trustee nominations from shareholders as discussed in “Shareholder Proposals” in this Proxy Statement.

In addition to the duties listed above, the Nominating and Governance Committee also reviews committee assignments at least annually, periodically reviews Board governance procedures, periodically reviews trustee compensation, and reviews as necessary the responsibilities of any committees of the Board. The Nominating and Governance Committee held one regularly scheduled meeting during the fiscal year ended September 30, 2012.

The Board of Trustees of the Trust, including the Independent Trustees, unanimously recommends that shareholders of each Fund vote “FOR” the election of the Nominees to the Board of Trustees.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a series of Advisers Investment Trust, an open-end investment management company organized as an Ohio business trust on March 11, 2011. The Trust’s principal executive offices are located at 4041 N. High Street, Suite 402, Columbus, OH 43214. The Board of Trustees supervises the business activities of the Fund. Like other mutual funds, the Trust retains various organizations to perform specialized services. The Trust currently retains Independent Franchise Partners, LLP, Level 5, 20 Balderton Street, London, W1K 6TL, United Kingdom as the Fund’s investment adviser. Northern Trust, 50 South LaSalle Street, Chicago, Illinois 60603, provides transfer agency, fund administration, fund accounting services and is the Fund’s custodian. BHIL Distributors, Inc., 4041 N. High Street, Suite 402, Columbus, Ohio 43214, is the Trust’s principal underwriter.

THE PROXY

The Board of Trustees is soliciting proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A proxy card for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted for the election of the Nominees, and at the discretion of the holders of the proxy, on any other matter that may come before the Meeting about which the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the Secretary of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, the following shares of beneficial interest of the Fund were issued and outstanding:

Name of Fund	Shares Outstanding
Independent Franchise Partners US Equity Fund	36,668,175.7100

Only shareholders of record on the Record Date are entitled to vote at the Meeting. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of a Fund entitled to vote is necessary to constitute a quorum at the Meeting.

Approval of this proposal requires the affirmative vote of a plurality of all votes at the Meeting. Under this plurality system, Trustee positions are filled by the nominees who receive the largest number of votes, with no majority approval requirement, until all vacancies are filled.

Abstentions and “broker non-votes” (i.e. shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be treated as present for purposes of determining a quorum and as votes against a proposal. In addition, under the rules of the New York Stock Exchange (NYSE), if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may “affect substantially” a shareholder’s rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. As a result, such shares also will be treated as broker non-votes for purposes of proposals that may “affect substantially” a shareholder’s rights or privileges (but will not be treated as broker non-votes for other proposals, including adjournment of special meetings). The NYSE does not consider the proposals to be voted upon at the Meeting to be non-routine matters that affect substantially a shareholders’ rights or privileges. Consequently, brokers holding shares of the Fund on behalf of clients may vote on the proposals absent instructions from the beneficial owners of the shares.

Treating broker non-votes as votes against a proposal can have the effect of causing shareholders who choose not to participate in the proxy vote to prevail over shareholders who cast votes or provide voting instructions to their brokers or nominees. Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum and votes against a proposal. Because Directors are elected by a plurality, non-votes and abstentions will have no effect on the proposal.

If (a) a quorum is not present at the Meeting, or (b) a quorum is present but sufficient votes in favor of a proposal have not been obtained, then the Meeting may be adjourned from time to time by the vote of a majority of the shares represented at the Meeting, whether or not a quorum is present, to permit further solicitation of proxies. The persons named as proxies may also adjourn the Meeting for any other reason in their discretion. Any adjourned meeting may be held, within a reasonable time after the date set for the original Meeting, without the necessity of further notice unless a new record date of the adjourned Meeting is fixed. The persons named as proxies will vote those proxies that such persons are required to vote FOR the proposal, as well as proxies for which no vote has been directed, in favor of such an adjournment and will vote those proxies required to be voted AGAINST such proposal against such adjournment. In determining whether to vote for adjournment, the persons named as proxies shall consider all relevant factors, including the nature of the proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation, in determining that an adjournment and additional solicitation is reasonable and in the interests of shareholders. At any adjourned Meeting, the Trust may transact any business which might have been transacted at the original Meeting.

The individuals named as proxies will vote in accordance with the shareholder’s direction, as indicated thereon, if the proxy card is received and is properly executed. If a shareholder properly executes a proxy and gives no voting instructions with respect to a proposal, the shares will be voted in favor of such proposal. The proxies, in their discretion, may vote upon such other matters as may properly come before the Meeting. The Board of Trustees of the Trust is not aware of any other matters to come before the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, the following shareholders were beneficial owners of 5% or more of the outstanding shares of the Funds listed because they possessed voting or investment power with respect to such shares:

Name of Fund	Name and Address of Beneficial Owner	Nature of Ownership	Percentage of Outstanding Shares of the Fund
Independent Franchise Partners US Equity Fund	The Ohio State University 1590 North High Street, Suite 420	Record	12.84%
	Columbus, OH 43201

Independent Franchise Partners	MAC & CO A/C DCFF0099002
US Equity Fund	525 William Penn Plaza
	Mutual Fund Operations	Record	12.22%
	P.O. Box 3198
	Pittsburgh, PA 15230-3198

Independent Franchise Partners	MAC & CO A/C DCFF0093002
US Equity Fund	525 William Penn Plaza
	Mutual Fund Operations	Record	11.97%
	P.O. Box 3198
	Pittsburgh, PA 15230-3198

Independent Franchise Partners	The New York Public Library
US Equity Fund	188 Madison Avenue, 5th Floor	Record	9.32%
	Astor Lenox and Tilden Foundations
	New York, NY 10016

Independent Franchise Partners	Texas Tech University System
US Equity Fund	P.O. Box 41098	Record	6.31%
	Lubbock, TX 79409

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

SECURITY OWNERSHIP OF MANAGEMENT

To the best knowledge of the Trust, there were no Trustees, Nominees or officers of the Trust who were the owners of more than 1% of the outstanding shares of a Fund on the Record Date.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act that must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Trust Secretary, 4041 N. High Street, Suite 402, Columbus, Ohio 43214. Because the Trust has never received a shareholder proposal or a Trustee nomination from a shareholder, the Trust has not adopted a written policy regarding consideration of shareholder proposals or Trustee nominees recommended by shareholders. The Board of Trustees of the Trust is not aware of any other matters to come before the meeting.

COST OF SOLICITATION

The Board of Trustees of the Trust is making this proxy solicitation. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting, the proxy card and any additional materials relating to the meeting, which is anticipated to total between $1,000 and $2,000, will be borne by the Trust’s Financial Administrator, Northern Trust. In addition to solicitation by mail, solicitations also may be made by email, facsimile transmission (“fax”) or other electronic media, or personal contacts. The Trust will request that broker/dealer firms, custodians, nominees, and fiduciaries forward proxy materials to the beneficial owners of the shares of record. The Trust’s Financial Administrator may reimburse broker/dealer firms, custodians, nominees, and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition, officers and employees of the Adviser and its affiliates, without extra compensation, may conduct additional solicitations by telephone, fax, email and personal interviews.

OTHER MATTERS

The Trust’s Board of Trustees knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

COMMUNICATIONS WITH THE BOARD

A shareholder of the Trust wishing to communicate with the Board may do so in writing, signed by the shareholder and setting forth: (a) the name and address of the shareholder; (b) the number of shares owned by the shareholder; (c) the Fund in which the shareholder owns shares; and (d) if the shares are owned indirectly through a broker or other record owner, the name of the broker or other record owner. These communications should be addressed as follows: Secretary, Advisers Investment Trust, 4041 N. High Street, Suite 402, Columbus, Ohio 43214.

DELIVERY OF VOTING INSTRUCTIONS

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future, or if you are receiving multiple copies now, and wish to receive a single copy in the future. For such requests, call 800-591-8268 or write to AST Fund Solutions, LLC, 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071.

A copy of the Notice of Shareholder Meeting, the Proxy Statement and the Proxy Card are available at www.franchisepartners.com/funds.

BY ORDER OF THE BOARD OF TRUSTEES

DINA TANTRA

President

Dated April 19, 2013

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED VOTING INSTRUCTION CARD. FOR MORE INFORMATION OR ASSISTANCE WITH VOTING, PLEASE CALL 800-591-8268.

ADVISERS INVESTMENT TRUST

SPECIAL MEETING OF SHAREHOLDERS

May 22, 2013

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Troy Sheets and Eimile Moore proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of Advisers Investment Trust (the “Trust”) to be held at the law offices of Thompson Hine LLP, 41 S. High Street, Suite 1700, Columbus, Ohio 43215 on May 22, 2013 at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof, all shares of beneficial interest (“Shares”) on the proposals set forth on the reverse regarding: (i) the election of five trustees to the Board of Trustees, and (iii) any other matters properly brought before the Meeting.

This proxy is solicited on behalf of the Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

The undersigned acknowledges receipt with this Proxy

of a copy of the Notice of Special Meeting of

Shareholders and the Proxy Statement. Your

signature(s) on this Proxy should be exactly as your

name(s) appear on this Proxy. If the shares are held

jointly, each holder should sign this Proxy. Attorneys-

in-fact, executors, administrators, trustees or guardians

should indicate the full title and capacity in which they

are signing.

Signature(s) (Sign in the Box)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting and Proxy Statement are available at

www.franchisepartners.com/funds.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.  ☒

PLEASE DO NOT USE FINE POINT PENS.

1.	To elect the following five individuals as Trustees:

		FOR	WITHHOLD

(1)	Michael M. Van Buskirk	☐	☐

(2)	D’Ray Moore Rice	☐	☐

(3)	Steven R. Sutermeister	☐	☐

(4)	Peter B. Cherecwich	☐	☐

(5)	Dina A. Tantra	☐	☐

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES’ DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE

VOTE BY PHONE:

1.	Read the Proxy Statement and have this card on hand
2.	Call toll-free 800-591-8268
3.	Follow the recorded instructions
4.	Do not return this paper ballot

VOTE BY MAIL:

1.	Read the Proxy Statement
2.	Check the appropriate boxes on the reverse side
3.	Sign and date the Proxy Card
4.	Return the Proxy Card in the enclosed postage-paid envelope